            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Amendment No. 2 to the Registration Statement No. 333-121178 on Form SB-2 filed with the Securities and Exchange Commission of our report dated January 30, 2004 on the consolidated financial statements of Alpena Bancshares, Inc. We also consent to the reference to us under the heading "Experts" in Amendment No. 2 to the Registration Statement on Form SB-2.


/s/ Plante & Moran, PLLC

Auburn Hills, Michigan
February 4, 2005